                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant    [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement    [ ]  Confidential, for Use of the Commission
[X]  Definitive Materials                Only (as permitted by Rule 14a-6(a)(2))
[ ]  Soliciting Material Pursuant to Section 240.14a-2

                          NAPCO SECURITY SYSTEMS, INC.

         (Name of Registrant as Registrant as Specified In Its Charter)

      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid:

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount previously Paid:

      (2)   Form, Schedule or Registration Statement No.:

      (3)   Filing Party:

      (4)   Date Filed:

                          NAPCO SECURITY SYSTEMS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         To be Held on December 4, 2002

Dear Fellow Stockholder:

            The Annual Meeting of the Stockholders of Napco Security Systems, Inc., a Delaware corporation (the "Company"), will be held at the Company's offices at 333 Bayview Avenue, Amityville, New York, on Wednesday, December 4, 2002, at 4:00 p.m., for the following purposes, as more fully described in the accompanying Proxy Statement:

            1. to elect two directors to serve for a term of three years and until their successors are elected and qualified;

            2.    to approve the adoption of the 2002 Employee Stock Option
                  Plan; and

            3. to transact such other business as may properly come before the Meeting or any adjournments thereof.

            Only stockholders of record at the close of business on October 18, 2002 are entitled to notice and to vote at the Meeting or any adjournment thereof.

                                             By order of the Board of Directors,

                                                      Richard Soloway
                                                      Secretary

October 28, 2002

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING WHETHER OR NOT YOU ARE PERSONALLY ABLE TO ATTEND. YOU ARE URGED TO COMPLETE, SIGN AND MAIL THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE.

                          NAPCO SECURITY SYSTEMS, INC.
                               333 BAYVIEW AVENUE
                           AMITYVILLE, NEW YORK 11701

                                 PROXY STATEMENT

                       FOR ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 4, 2002

INFORMATION CONCERNING THE SOLICITATION

      This Proxy Statement is furnished to the holders of Common Stock, $.01 par value per share ("Common Stock") of Napco Security Systems, Inc. (the "Company") in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for the 2002 Annual Meeting to be held on December 4, 2002 and at any adjournment thereof (the "Meeting"), pursuant to the accompanying Notice of Annual Meeting of Stockholders. Proxies in the enclosed form, if properly executed and returned in time, will be voted at the Meeting. Any stockholder giving a proxy may revoke it prior to its exercise by attending the Meeting and reclaiming the proxy, by executing a later dated proxy or by submitting a written notice of revocation to the Secretary of the Company at the Company's office or at the Meeting. Stockholders attending the Meeting may vote their shares in person. This Proxy Statement and the form of proxy were first mailed to the stockholders on or about October 28, 2002. A copy of the 2002 Annual Report of the Company, including financial statements, is being mailed herewith.

      Only stockholders of record at the close of business on October 18, 2002 (the "Record Date") are entitled to notice of and to vote at the Meeting. The outstanding voting securities of the Company on the Record Date consisted of 3,439,596 shares of Common Stock.

      On all matters requiring a vote by holders of the Common Stock, each share of Common Stock entitles the holder of record to one vote. At the Meeting, the holders of record of Common Stock will vote on: Item 1, the election of two (2) directors; Item 2, the adoption of the 2002 Employee Stock Option Plan; and the transaction of any other business as may properly come before the Meeting and require a vote of the Stockholders.

      The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock authorized to vote will constitute a quorum for the transaction of business at the Meeting.

      ELECTION OF DIRECTORS. The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of directors. A properly executed proxy marked "WITHHOLD" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

      OTHER ITEM. The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote will be required for approval of the Company's 2002 Employee Stock Option Plan. A properly executed proxy marked "ABSTAIN" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

      If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to certain matters. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining if there is a quorum

      THEREFORE, THE COMPANY URGES YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD.

ITEM 1

                              ELECTION OF DIRECTORS

      Unless otherwise specified, shares represented by the enclosed proxy will be voted for the election of Andrew J. Wilder and Arnold Blumenthal, currently directors, who have been nominated by the Board of Directors for reelection as a director to serve until the Annual Meeting of Stockholders in 2005 and until his successor is elected and qualified.

      Mr. Wilder and Mr. Blumenthal have consented to serve if elected. Two directors are to be elected by a plurality of the votes cast at the Meeting. In the event that either nominee becomes unable or unwilling to serve as a director, discretionary authority may be exercised by the proxies to vote for the election of an alternate nominee of the Board of Directors.

      The Board of Directors is divided into three classes. One class will stand for election for a three-year term at this year's Annual Meeting of Stockholders. The terms of the other two classes of continuing directors do not expire until the Annual Meetings of Stockholders in 2003 and 2004, respectively. The names of, and certain information concerning, the nominees of the Board of Directors and such other directors are set forth below:


                                            Principal Occupation;
                                       Five-Year Employment History and                Director
Name and Age                                 Other Directorships                        Since
------------                                 -------------------                        -----
Nominees to serve until
Annual Meeting of
Stockholders in 2005:

Andrew J. Wilder                      Officer of Israeloff, Trattner &                   1995
     (51)                             Co., independent certified public
                                      accountants, since 1990.

Arnold Blumenthal                     Mr. Blumenthal has been                            2001
     (75)                             Publisher of SECURITY DEALER
                                      magazine at Cygnus Business
                                      Media, Inc. since 1978.

Directors to serve until
Annual Meeting of
Stockholders in 2003:

Randy B. Blaustein                    Principal of R.B. Blaustein & Co.                  1985
     (50)                             since December 2000; Partner of
                                      Blaustein,

                                      Greenberg & Co. July 1991 - November 2000;
                                      Attorney engaged as a sole practitioner
                                      since October 1980, specializing in
                                      business and tax matters, and author of
                                      six books and numerous articles.

Donna Soloway                         Board of Directors Security                        2001
     (53)                             Industry Association (SIA); Chair
                                      of Awards Committee since 1993;
                                      Director and Secretary of SAINTS
                                      (Safety, Awareness and
                                      Independence Now Through
                                      Security) Foundation, Inc.; and
                                      Monthly Columnist for SECURITY
                                      DEALER magazine since 1992.  Ms.
                                      Soloway is the wife of Richard
                                      Soloway, the Chairman and
                                      President of the Company.

Directors to serve until
Annual Meeting of
Stockholders in 2004:

Richard Soloway                       Chairman of the Board of                           1972
     (56)                             Directors since October 1981;
                                      President since 1998; Secretary since
                                      1975.

Kevin S. Buchel                       Senior Vice President of                           1998
     (49)                             Operations and Finance since
                                      April 1995;  Treasurer since May
                                      1998.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF MESSRS. WILDER AND BLUMENTHAL.

      During the fiscal year ended June 30, 2002, the Company retained Mr. Blaustein as special counsel for certain general business and tax related matters. Fees for such services were $18,900, an amount that is neither material to the Company or to Randy Blaustein, Esq.

      During fiscal 2002, there were 5 meetings of the Board of Directors; Messrs. Soloway, Buchel, Wilder, and Blumenthal attended all of the meetings, and Mr. Blaustein and Ms. Soloway attended all but one of the meetings.

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETINGS HELD

      The Board of Directors has a Compensation/Stock Option Committee consisting of Randy Blaustein (Chairman), Andrew J. Wilder and Arnold Blumenthal. This Committee, which met two times in fiscal year 2002, determines the compensation of the management of the Company, as well as the individuals to be granted options under the Employee Stock Option Plan and the Non-Employee Stock Option Plan, the number of shares to be subject to options and the terms of the options and interprets the provisions of such plans.

      The Board of Directors has an Audit Committee consisting of Andrew J. Wilder (Chairman), Randy Blaustein and Arnold Blumenthal. The Committee, which met 6 times in fiscal year 2002, recommends to the Board of Directors as to the engagement of an independent certified public accountant, discusses the adequacy of the accounting procedures and internal controls and new accounting pronouncements that may affect the Company, approves the overall scope of the audit, and reviews and discusses the audited financial statements. The Company has adopted an Audit Charter with respect to the Committee's activities.

      The Board of Directors has a nominating committee consisting of Arnold Blumenthal (Chairman) and Donna Soloway. The Nominating Committee, which had one meeting in fiscal year 2002, reviews and makes recommendations to the Board regarding potential candidates for nomination as directors. The Nominating Committee seeks potential nominees for nomination as directors in various ways.

      None of the directors attended less than 75% of the board meetings and the meetings of committees on which they sit.

AUDIT COMMITTEE REPORT

      The Audit Committee of the Board of Directors, consisting solely of "independent directors" as defined by the Board and consistent with the rules of NASDAQ, has:

1. reviewed and discussed the Company's audited financial statements for the fiscal year ended June 30, 2002 with management and representatives of KPMG LLP ("KPMG");

2. discussed with KPMG the matters required to be discussed by SAS 61, as modified or supplemented; and

3. received the written disclosures and letter from KPMG required by Independence Standards Board Standard No. 1 and discussed KPMG's independence with representatives of KPMG.

      Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended June 30, 2002 be included in the Company's annual report on Form 10-K filed with the Securities and Exchange Commission.

      The Board of Directors has adopted a written charter for the Audit Committee. A copy of the charter is attached to this Proxy Statement as Appendix A.

                           The Audit Committee:
                                 Andrew J. Wilder
                                 Randy B. Blaustein
                                 Arnold Blumenthal

COMPENSATION OF DIRECTORS

      The directors who are not officers receive $1,000 for each Board of Directors meeting and $1,000 for each Committee meeting that they attend in person or by telephone conference call, except Mr. Wilder is chairman of the Audit Committee and receives $2,000 for attending each Audit Committee meeting. For the fiscal year ended June 30, 2002, Mr. Blaustein, Mr. Wilder, Mr. Blumenthal and Ms. Soloway received $8,000, $12,000, $8,000 and $4,000, respectively in director's fees and committee fees.

BENEFICIAL OWNERSHIP OF COMMON STOCK

      The following table, together with the accompanying footnotes, sets forth information as of September 30, 2002, regarding the beneficial ownership (as defined by the Securities and Exchange Commission) of Common Stock of the Company of (a) each person known by the Company to own more than five percent of the Company's outstanding Common Stock, (b) each director of the Company (c) each executive officer named in the Summary Compensation Table, and (d) all executive officers and directors of the Company as a group. Except as otherwise indicated, the named owner has sole voting and investment power over shares listed.

                                              Amount and Nature
                                                of Beneficial                         Percent of
Beneficial Owner                                  Ownership                        Common Stock [a]
----------------                                  ---------                        ----------------
Richard Soloway
c/o the Company
333 Bayview Avenue
Amityville, NY 11701                               1,165,976 [b]                          30.9%

Sandra Lifschitz                                     301,100 [c]                           8.0%

Dimensional Fund
    Advisors, Inc.                                   295,650 [c]                           7.8%


Kevin S. Buchel                                       57,001 [b]                           1.5%

Jorge Hevia                                           42,600 [b]                           1.1%

Randy B. Blaustein                                    34,500 [b]                            .9%

Michael Carrieri                                      22,000 [b]                            .6%

Andrew J. Wilder                                      12,300 [b]                            .3%

Donna Soloway                                          5,400                                .1%

All executive officers and                         1,339,777 [d]                          35.5%
directors as a group (7 in number)

-------
[a] Percentages are computed on the basis of 3,769,196 shares, which consists of 3,439,596 shares of Common Stock outstanding on October 18, 2002, plus 329,600, the number of shares that a person has the right to acquire directly or indirectly within sixty (60) days. Except as otherwise noted, persons named in the table and footnotes have sole voting and investment power with respect to all shares of Common Stock reported as beneficially owned by them.

[b] This number includes the number of shares that a person has a right to acquire directly or indirectly within sixty (60) days (Soloway - 215,000, Buchel
- 26,000, Hevia - 42,600, Blaustein - 12,000, Carrieri - 22,000, and Wilder -
12,000).

[c] Based on information from Securities and Exchange Commission and NASDAQ as of June 30, 2002, on February 12, 2002, a Schedule 13G was filed with the SEC by Dimensional Fund Advisors Inc., 1299 Ocean Avenue, Santa Monica, CA 90401 ("DFAI") reporting beneficial ownership and sole voting power as to 295,650 shares of Common Stock of the Company, owned by advisory clients. As to all of such shares, DFAI disclaims beneficial ownership of all such securities. In addition, on October 10, 2002 Sandra Lifschitz, 7 Tulane Drive, Livingston, New Jersey 07039, filed a Schedule 13D reporting beneficial ownership and sole voting power as to 301,100 shares of Common Stock of the Company.

[d] This number of shares includes (i) 1,010,177 shares as to which officers and directors have sole voting and investment power, and (ii) 329,600 shares that a person has the right to acquire directly or indirectly within sixty (60) days.

COMPLIANCE WITH SECTION 16

      Based solely on a review of the Forms 3, 4 and 5 furnished to the Company with respect to the most recent fiscal year and written representations of the reporting person (as defined below), no person, who at any time during such fiscal year, was an officer, director, beneficial owner of more than ten (10%) percent of any class of equity securities of the Company or any other person subject to Section 16 of the Securities Exchange Act of 1934 ("reporting person"), failed to file on a timely basis one or more reports during such fiscal year.

INFORMATION CONCERNING EXECUTIVE OFFICERS

      Each executive officer of the Company holds office until the annual meeting of the Board of Directors and his successor is elected and qualified, or until his earlier death, resignation, or removal by the Board. There are no family relationships between any director or officer of the Company, except Richard Soloway and Donna Soloway, his wife. The following table sets forth as of the date hereof the names and ages of all executive officers of the Company, all positions and offices with the Company held by them, the period during which they have served in these positions and, where applicable, their positions in any other organizations during the last five years.

                                   Position and Office with the
                                   Company, Term of Office and
Name and Age                       Five-Year Employment History
------------                       ----------------------------
Richard Soloway                    Chairman of the Board of Directors since
     (56)                          October 1981; President Since 1998; and
                                   Secretary since 1975.
Kevin S. Buchel
     (49)                          Senior Vice President of Operations and
                                   Finance since April 1995; Treasurer since May
Jorge Hevia                        1998.
     (44)
                                   Senior Vice President of Corporate Sales and
                                   Marketing since May 1999; Vice President of
                                   Corporate Sales and Marketing since October
                                   1998; Vice President of National Sales of
                                   Schieffelin and Somerset Company from
                                   December 1993 to October 1998.
Michael Carrieri
     (44)                          Senior Vice President of Engineering
                                   Development since May 1, 2000; Vice President
                                   of Engineering Development since September,
                                   1999; Vice President of Engineering of Chyron
                                   Corp. April 1998 to August 1999; Vice
                                   President of Engineering of Boundless
                                   Technologies from February 1990 until March
                                   1998.

EXECUTIVE COMPENSATION

      The following table sets forth the compensation information for the President and Chief Executive Officer of the Company and for each of the Company's three most highly compensated other executive officers serving at the end of fiscal year 2002.

                           SUMMARY COMPENSATION TABLE

                                                        Annual Compensation                  Long-Term Compensation
                                             ---------------------------------------  ----------------------------------------------
                                                              Other Annual     Restricted                              All Other
Name and Principal Position      Fiscal Year  Salary   Bonus  Compensation(1) Stock Awards Options/SARS LTIP Payouts Compensation(2)
---------------------------      -----------  ------   -----  ------------    ------------ ------------ ------------ ---------------
Richard Soloway, Chairman of the 2002        $450,637      --     $22,433           --       25,000/0        --          $784
Board of Directors, President,   2001        $432,134      --     $11,990           --       50,000/0        --          $734
Secretary                        2000        $415,949      --     $13,300           --             --        --          $922


Kevin S. Buchel, Senior Vice     2002        $185,842 $30,000    $  6,690           --       10,000/0        --         $1,678
President of Operations and      2001        $152,949 $60,000    $  6,291           --             --        --         $1,908
Finance and Treasurer            2000        $142,285 $60,000    $  5,491           --       30,000/0        --         $2,051


Jorge Hevia,                     2002        $192,269 $10,000    $  7,260           --       10,000/0        --         $1,816
Senior Vice President of         2001        $182,308 $20,000    $  7,081           --             --        --         $2,015
Corporate Sales and              2000        $178,365 $20,000    $  6,541           --       30,000/0        --          $ 174
Marketing

Michael Carrieri,                2002        $175,269 $17,500    $     60           --       10,000/0        --         $1,671
Senior Vice President of         2001        $166,953 $35,000    $     61           --             --        --         $1,902
Engineering Development          2000        $134,635 $35,000    $     35           --       25,000/0        --             --


(1) Messrs. Soloway, Buchel, Hevia and Carrieri received $7,040, $6,367 and $6,171; $90, $91 and $91; $60, $61 and $61; and $60 $61 and $35, respectively for health and life insurance for fiscal years 2002, 2001 and 2000. Messrs. Soloway, Buchel, and Hevia received $15,393, $5,623 and $7,129; $6,600 $6,200 and $5,400; and $7,200 and $7,020 and $6,480, respectively, for automobile expenses for fiscal years 2002, 2001 and 2000.

(2) Company 401(k) Plan Contributions.

Option Grants, Option Exercises and Outstanding Options

      The following tables summarize option grants and exercises during fiscal 2002 to or by the named executive officers and the value of the fiscal 2002 granted options, if any, held by such persons at the end of fiscal 2002.

                      OPTION GRANTS IN LAST FISCAL YEAR(1)





                                                                          Potential Realizable
                                                                            Value at Assumed
                                      Individual Grants                      Annual Rates of
                  ------------------------------------------------------       Stock Price
                                Percent of                                  Appreciation for
                              Total Options      Exercise or                 Option Term(2)
                  Options  Granted to Employees   Base Price  Expiration  --------------------
Name              Granted     in Fiscal Year        ($/Sh)       Date       5% ($)   10% ($)
----------------  -------  --------------------  -----------  ----------  --------  --------
Richard Soloway    25,000          45%              $6.38       12/3/06    $25,500   $74,000

Kevin S. Buchel    10,000          18%              $5.60      11/27/06    $15,500   $34,200

Jorge Hevia        10,000          18%              $5.60      11/27/06    $15,500   $34,200

Michael Carrieri   10,000          18%              $5.60      11/27/06    $15,500   $34,200

-------

(1) Options generally become exercisable in cumulative annual installments of 20% commencing on the date of grant. Options generally terminate upon the earlier of the cessation of employment with the Company or the fifth anniversary of the date of the grant.

(2) Amounts represent hypothetical gains that could be achieved for options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% annually from the date options are granted.

      AGGREGATED OPTION EXERCISES IN LAST YEAR AND FY-END OPTION VALUES(1)

                                                               Value of
                                           Number of         Unexercised
                                          Unexercised        In-the-Money
                     Shares                Options at         Options at
                    Acquired    Value      FY-End (#)         FY-End ($)
                  on Exercise  Realized   Exercisable/       Exercisable/
     Name              (#)        ($)    Unexercisable       Unexercisable
---------------   -----------  --------  --------------    -----------------
Richard Soloway        --         --     205,000/95,000    $787,400/$274,350

Kevin S. Buchel        --         --     35,000/20,000     $ 121,797/$58,948

Jorge Hevia            --         --     33,280/23,320     $ 114,590/$69,240

Michael Carrieri       --         --     17,000/18,000     $  61,872/$51,248

----------
(1) No stock options were exercised by the named executive officers during fiscal 2002.

EMPLOYMENT AGREEMENTS

      The Company has employment agreements with Richard Soloway and Jorge Hevia. The agreement with Mr. Soloway, entered into on February 26, 1999 for a five year period, provides for an annual salary of $432,134 as adjusted by inflation, certain incentive compensation if earned according to a formula to be determined by the Board of Directors, and 225,000 stock options that vest 20% per year or upon a change in control, as defined in the agreement. In addition, if during the term there should be a change in control, then the employee shall be entitled to terminate the term and his employment thereunder, and the employer shall pay the employee, as a termination payment, an amount equal to 299% of the average of the prior five calendar year's compensation, subject to certain limitations. Mr. Hevia's agreement, which is for a two-year period, provides for an annual salary of $205,000 with certain bonus provisions, including those based on sales and profits. During fiscal year 2002 Michael Carrieri had an agreement that provided for an annual salary ($176,000) and a bonus if certain benchmarks were met. In addition, the Company has a severance agreement with Kevin S. Buchel providing for payments equal to nine months of salary and six months of health insurance in the event of a non-voluntary termination of employment without cause.

RELATED TRANSACTIONS

      In May of 1998 the Company repurchased 889,576 shares of Napco common stock for $5.00 per share from one of its co-founders, Kenneth Rosenberg. $2.5 million was paid at closing with the balance of the purchase price to be paid over a four (4) year period. The portion of the purchase price paid at closing was financed by the Company's primary bank and is to be repaid over a five (5) year period. At the closing, Mr. Rosenberg retired as President and Director of the Company but will be available to the Company pursuant to a consulting agreement. The repurchase agreement also provides that Mr. Rosenberg will not compete with the Company for a ten (10) year period.

BOARD COMPENSATION/STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Company's Compensation/Stock Option Committee of the Board of Directors is made up of Randy B. Blaustein (Chairman), Andrew J. Wilder and Arnold Blumenthal. The Committee considers and establishes compensation for the management of the Company.

Overview and Philosophy

      The Compensation/Stock Option Committee uses its compensation program to achieve the following objectives:

      - increasing the profitability and net worth of the Company and, accordingly, increasing stockholder value;

      - providing compensation that will enable the Company to attract and retain high quality employees and reward superior performance;

      - providing management with incentives related to the success of the Company; and

      - providing management with long-term equity incentives through stock options.

      The Company believes that its executive compensation program provides an overall level of compensation that is competitive within the electronic security products industry and among companies of comparable size and complexity.

Procedures for Establishing Compensation

      At the beginning of each year, the Compensation/Stock Option Committee establishes an annual salary plan for the Company's senior executive officers, in some cases based on employment agreements with such officers.

      In fiscal 2002, as in the past several years, the Compensation/Stock Option Committee set compensation at the start of the year and reviewed it approximately mid-way through the year. The initial compensation recommendation, consisting of salary and performance-based incentive compensation, is based in part upon a survey of comparably sized companies. The Compensation/Stock Option Committee uses this survey to determine the competitiveness of base salary and incentive opportunities at the Company and to evaluate the relative mix of salary and incentive compensation.

Executive Officer Compensation Program

      The Company's executive compensation program consists of base salary, annual incentive cash compensation, commissions, long-term equity incentives in the form of stock options and various benefits such as medical insurance and 401(k) savings plan generally available to employees of the Company. The amount of perquisites, as determined in accordance with rules promulgated by the Securities and Exchange Commission, did not exceed 10% of salary in fiscal 2002.

Base Salary

      Base compensation is generally set within the range of salaries of executive officers with comparable qualifications, experience and responsibilities at other companies in the same or similar businesses and or comparable size and success as the Company. In addition to external market data, salary is determined by the Company's financial performance and the individual's performance based on predetermined, non-financial objectives. Non-financial objectives include an individual's contribution to the Company as a whole, including his ability to motivate others, develop the necessary skills as the Company grows, recognize and pursue new business opportunities and initiate programs to enhance the Company's growth and success.

Short-Term and Long-Term Compensation

      Annual incentive compensation and long-term incentive compensation, in comparison to base salary, are more highly tied to the Company's success in achieving financial performance goals. Annual cash bonuses are paid primarily on the basis of attainment of financial, sales, and production goals of the Company. The officers do not vote on their own compensation.

      Long-term incentive compensation, through stock options, enables executives to develop a long-term stock ownership position in the Company. In addition to considering an individual's past performance, the Company's desire to retain an individual is of paramount consideration in the determination of stock option grants.

      Stock options are granted at an option price equal to fair market value on the date of grant and generally vest over a five-year period in order to encourage key employees to continue in the employ of the Company. Accordingly, stock options are intended to retain and motivate executives to improve long-term stock market performance.

Summary of Compensation of Chief Executive Officer

      Mr. Soloway's salary was set pursuant to his employment agreement entered into in 1999. In addition, Mr. Soloway was granted options in fiscal 2002 in accordance with such factors and the principles described above for grants to other executive officers.


Compensation/Stock Option Committee:                 Randy Blaustein
                                                     Andrew J. Wilder
                                                     Arnold Blumenthal

COMPENSATION PURSUANT TO PLANS

Profit Sharing Plan

      The Company maintains a defined contribution profit sharing plan (the "Plan") pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). In general, all employees who are at least age twenty-one and have completed one year of employment with the Company are eligible to participate in the Plan. The effective date of the Plan, as restated, is July 1, 1989. Participants in the Plan may contribute up to the maximum amount permitted by the Code of their compensation as a salary reduction. The Company matches all such contributions by contributing an amount equal to 50% of all such salary reduction deferrals up to a maximum of 1% of each participant's salary compensation. In addition, the Company may elect at the end of each Plan year to contribute a discretionary amount to the Plan to be allocated among the eligible employees on the basis of compensation. During fiscal 2002, the Company contributed approximately $70,000 to the Plan.

Stock Options

      Under the Company's 1992 Employee Stock Option Plan, as amended ("1992 Plan") which was approved by vote of the stockholders of the Company at the 1992 Annual Meeting (extending the 1982 plan for an additional ten years), incentive stock options to purchase up to an aggregate of 727,933 shares of Common Stock (plus the shares at the time subject to option) or a total of 815,933 shares (as adjusted) may be granted at fair market value to executive officers and key employees during the ten-year period ending in October 2002. At June 30, 2002, 147,883 shares were available for grant under the 1992 Plan. Options to purchase a total of 558,700 shares of Common Stock were outstanding under the 1992 Plan on June 30, 2002, with exercise prices of $3.00 to $5.63 per share. The incentive stock options included in the foregoing tabulation expire five years from the date of grant, are non-transferable and are exercisable beginning with the date of grant in 20 percent cumulative yearly installments. These options and shares were registered in October 24, 1996 with the Securities and Exchange Commission.

      The Company's 2000 Non-Employee Stock Option Plan ("2000 Plan") was adopted to promote the interests of the Company and its stockholders by enabling the Company to attract and retain outside non-employee directors and consultants, to provide them an incentive to continue service with the Company, and provide them additional incentive to promote the success of the Company's business. The 2000 Plan was approved by the stockholders at the Company's 2000 annual meeting. At June 30, 2002, a total of 10,000 shares were available for grant under the 2000 Plan (total options of fifty thousand (50,000) shares under the Plan less options forty thousand (40,000) shares already granted to non-employee directors). Shares for options that expire unexercised will be available for the grant of future options. Each option would have a maximum term of five years, or such lesser period as the Committee specifies. Options become exercisable at the rate of 20% per year.

ITEM 2

                  APPROVAL OF THE NAPCO SECURITY SYSTEMS, INC.
                         2002 EMPLOYEE STOCK OPTION PLAN

      The Board of Directors recommends the approval of the Napco Security Systems, Inc. 2002 EMPLOYEE Stock Option Plan (the "2002 Plan") under which options to purchase a total of 340,000 shares of the Company's Common Stock will be made available for grants. The Amended and Restated 1992 Employee Stock Option Plan (the "1992 Plan") of the Company, terminated on October 7, 2002, and at this time no additional options may be granted under that Plan. Currently there are an aggregate of 558,700 shares of Common Stock subject to outstanding options under that Plan. At the date of termination of the 1992 Plan, 148,883 options were available for issuance under the 1992 Plan. The Board of Directors believes it to be in the best interest of the Company to adopt the 2002 Plan to have available sufficient options to attract and retain the services of valued employees. Accordingly, the Board of Directors has adopted the 2002 Plan, subject to approval by stockholders, and recommends that the stockholders approve it.

      The full text of the 2002 Plan is attached to this Proxy Statement as Appendix B The following is a summary of the major provisions of the 2002 Plan and is qualified in its entirety by the full text of the Plan.

PURPOSE OF THE PLAN

      The 2002 Plan is intended to encourage ownership of common stock of the Company by valued key employees of the Company and its subsidiaries, to attract and retain high caliber personnel upon whose judgment, skill and initiative the success of the Company is dependent, and to provide additional incentives for them to promote the success of the Company by permitting the Company to grant to officers and other key employees options to purchase shares of Common Stock of the Company.

STOCK SUBJECT TO THE PLAN

      There will be reserved for issuance upon the exercise of options granted under the 2002 Plan an aggregate of 340,000 shares of Common Stock of the Company, par value $.01 per share. If any options granted expire or terminate without being exercised, the shares covered thereby will be added back to the shares reserved for issuance. The 2002 Plan contains certain anti-dilution provisions relating to the stock dividends, stock splits and the like.

ADMINISTRATION OF THE PLAN

      The 2002 Plan will be administered by the Compensation/Stock Option Committee appointed by the Board of Directors consisting of members of such Board each of whom shall be a non-employee director within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934. The Committee will have the full power to grant options ("Options"), to determine the persons eligible to receive Options, and to determine the amount, type and terms and conditions of each Option.

ELIGIBILITY

      Options may be granted to officers and other key employees of the Company or a subsidiary of the Company (presently approximately 30 in number). However, neither members of the Board of Directors who are not employees of the Company or a subsidiary nor consultants to the Company will be eligible to receive Options under the 2002 Plan.

      No determination has yet been made as to the key employees to whom Options will be granted in the future or as to the total number of officers and other employees who may be selected in the future to receive options under the 2002 Plan.

OPTION PRICE

      The purchase price of each share of Common Stock under Options will be established by the Committee, provided, however, that in the case of an Incentive Stock Option, the exercise price will not be less than the fair market value of the Common Stock at the time of the grant of such Option. The purchase price to be paid for Common Stock issued pursuant to an option granted to an individual who at the time of grant owns stock possessing more than ten percent of the voting power of all classes of stock of the Corporation or its subsidiaries, as described in Section 422(b)(6) of the Code, shall be not less than 110% of the fair market value of the Common Stock.

      The exercise price is to be paid in full at the time of exercise (i) in good funds, or (ii) if the Committee determines at the time of grant, by delivery of shares of Common Stock of the Company (valued at their then fair market value), or (iii) if the Committee determines and subject to any restrictions or conditions as it deems appropriate, by electing to have the Company withhold from the shares issuable upon exercise of the Option such number of shares of Common Stock as shall have an aggregate fair market value on the date of exercise equal to the exercise price, or (iv) by a combination of
(i) and (ii) or (i) and (iii) above.

      The last sale price of the Common Stock of the Company reported on the NASDAQ National Market System on October 18, 2002 was $8.99 per share.

TERM OF OPTION

      Each Option shall expire as the Committee shall determine, provided, that in no event shall an option be exercisable after the expiration of ten (10) years from the grant thereof.

EXERCISE OF OPTIONS

      Each Option shall be exercisable immediately as to 20% and as to an additional 20% on each of the four anniversary dates of grant. An Option granted under the Plan shall vest in full upon a "change in control" as defined in the Plan.

EARLY TERMINATION OF OPTIONS

      If an optionee voluntarily quits, is disabled or is discharged for cause, his or her Options terminate immediately. The estate of a deceased optionee may exercise the decedent's Options within three months after the death, to the extent exercisable at the time of death.

AMENDMENTS TO THE PLAN

      The Board of Directors may at any time terminate or modify or suspend the 2002 Plan, provided that no such termination, modification or suspension shall adversely affect any rights or obligations of the holder of any then outstanding Option, and further provided that no such modification, without the approval of the stockholders shall (i) modify the eligibility requirements for participation, (ii) increase the maximum number of shares as to which options may be granted or (iii) extend the term of the plan beyond October 23, 2012. In addition, upon a "change of control" (as defined in the 2002 Plan), outstanding Options will vest in full.

FEDERAL INCOME TAX CONSEQUENCES

      The following is a brief summary of the Federal income tax aspects of grant and exercise of Options, and the disposition of shares of Common Stock purchased pursuant to the exercise of Options, under the 2002 Plan. The summary reflects the current provisions of the Code and the regulations thereunder, is not intended to be exhaustive and does not describe state or local tax consequences.

INCENTIVE STOCK OPTIONS

      The following is a discussion of the Federal income tax treatment accorded to Incentive Stock Options.

      No taxable income will be recognized by the Option holder at the time of a grant or exercise of an Option. The excess of the fair market value of the Common Stock over the option price at the date of exercise of an Option is an adjustment for purposes of computing the alternative minimum tax.

      If the requirements of Section 422a of the Code are met by the Option holder (including the requirement that no disposition of such Shares is made by the Option holder within two years after the grant of the Option or within one year after the exercise of such Option), then any gain or loss realized by the Option holder upon disposition of such Shares will be treated as a capital gain or loss (assuming such Shares are held as a capital asset by the Option holder). If the requirements of section 422a of the Code are met, the Company will not be entitled to any deduction for Federal income tax purposes as a result of the issuance of such Shares pursuant to the exercise of the Option. If Shares acquired on exercise of an Option are disposed of prior to the expiration of either of the required holding periods described above (a "disqualifying disposition"), the Option holder will recognize ordinary income in the year in which the disposition of such Shares occurs equal to the excess of (a) the lower of the amount realized on disposition of such Shares or the fair market value of such Shares on the date of exercise of such Option, over (b) the exercise price. In addition, capital gain may be recognized by the Option holder (assuming such Shares are held as a capital asset for more than twelve months by the Option holder) in an amount equal to the excess of the amount realized on the disqualifying disposition over the sum of the exercise price and the ordinary income recognized by the Option holder. The Company (or the employer of the Option holder) will ordinarily be entitled to a deduction for Federal income tax purposes at the time of the disqualifying disposition in an amount equal to the ordinary income recognized by the Option holder.

      If an Option is exercised by the estate of an Option holder, the holding periods do not apply, and the estate will not recognize any ordinary income when it disposes of the Shares acquired upon the exercise of such Option. The estate, however, may recognize long-term capital gain, and the Company will not be entitled to any deduction for Federal income tax purposes.

NON-INCENTIVE OPTIONS

      No tax obligation will arise for the optionee or the Company upon the granting of non-qualified stock options under the Plan. Upon exercise of a non-qualified stock option, an optionee will recognize ordinary income in an amount equal to the excess, if any, of the fair market value, on the date of exercise, of the stock acquired over the exercise price of the option. Thereupon, the Company will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee. Any additional gain or loss realized by an optionee on disposition of the shares generally will be capital gain or loss to the optionee and will not result in any additional tax deduction to the Company.

TERM OF THE PLAN

      The 2002 Plan will terminate on October 23, 2012 and no options may be granted under the 2002 Plan after that date.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PROPOSAL TO ADOPT THE 2002 EMPLOYEE STOCK OPTION PLAN.

                      EQUITY COMPENSATION PLAN INFORMATION

                               As of June 30, 2002


-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                     NUMBER OF SECURITIES REMAINING
                                          NUMBER OF SECURITIES TO BE        WEIGHTED AVERAGE         AVAILABLE FOR FUTURE ISSUANCE
                                            ISSUED UPON EXERCISE OF        EXERCISE PRICE OF        (EXCLUDING SECURITIES REFLECTED
                                              OUTSTANDING OPTIONS          OUTSTANDING OPTIONS                 IN COLUMN A)
              PLAN CATEGORY                           (A)                          (B)                               (C)
-----------------------------------------------------------------------------------------------------------------------------------
Equity compensation plans
approved by security holders:

-----------------------------------------------------------------------------------------------------------------------------------

1992 Employee Stock Option Plan                     558,700                       $3.71                      147,883

-----------------------------------------------------------------------------------------------------------------------------------

2000 Non-employee Stock Option Plan                  40,000                       $4.13                       10,000

-----------------------------------------------------------------------------------------------------------------------------------

Equity compensation plans not
approved by security holders:

-----------------------------------------------------------------------------------------------------------------------------------

None                                                     --                          --                           --

-----------------------------------------------------------------------------------------------------------------------------------

Total                                               598,700                       $3.74                      157,883

-----------------------------------------------------------------------------------------------------------------------------------

                     COMPARISON OF TOTAL SHAREHOLDER RETURN

The following graph sets forth the Company's total shareholder return index as compared to the NASDAQ index and a NASDAQ electronic component stock industry index.

                              [LINE GRAPH OMITTED]

-------------------------------------------------------------------------------------------------------------
      ACTUAL:                                               INDEXED:
-------------------------------------------------------------------------------------------------------------
 Fiscal Year      NAPCO        NASDAQ    Peer Group*    Fiscal Year       NAPCO       NASDAQ    Peer Group*
-------------------------------------------------------------------------------------------------------------
   Jun-98         5.125       626.950      39.328         Jun-98        100.000      100.000     100.000
   Jun-99         3.500       900.730      55.516         Jun-99         68.293      143.669     141.160
   Jun-00         3.688     1,331.640      21.602         Jun-00         71.951      212.400      54.926
   Jun-01         4.790       721.850      23.738         Jun-01         93.463      115.137      60.358
   Jun-02         7.100       491.770      13.835         Jun-02        138.537       78.438      35.178
-------------------------------------------------------------------------------------------------------------

The Peer Group consists of:

American Medical Alert Corp.
Honeywell, Inc.
Tyco International Ltd.
Vicon Industries, Inc.

-----

Note: Sensormatic Electronics Corp. was acquired by Tyco International Ltd. and is no longer publicly traded.

                  THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS

      The Board of Directors appointed KPMG LLP ("KPMG") as the independent public accountants for the Company and its subsidiaries for its 2002 fiscal year.

      On July 9, 2002 the Board of Directors of Company dismissed Arthur Andersen LLP ("Andersen") as its independent public accountants and appointed KPMG to serve as its independent public accountants. These actions were taken at the recommendation of the Company's Audit Committee. Andersen had served as the Company's independent public accountants since 1993. None of Andersen's reports on the Company's consolidated financial statements for the fiscal years ended June 30, 2001 and 2000 contained an adverse opinion or disclaimer of opinion, nor was any such report qualified or modified as to uncertainty, audit scope or accounting principles.

      During the fiscal years ended June 30, 2001 and 2000 and through the date of dismissal, there were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company's consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

      During the fiscal years ended June 30, 2001 and 2000 and through the date of engagement of KPMG, the Company did not consult KPMG with respect to either
(i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or (ii) any matter that was either the subject of a disagreement, within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or any "reportable event," as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

      The Company provided Andersen with a copy of the Company's annual report on Form 10-K for the year ended June 30, 2002 and requested that Andersen furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company in such report, and if not, stating the respects in which it does not agree. Andersen has indicated to the Company that Andersen no longer issues such letters.

      The Company has engaged KPMG to perform the audit of the Company's financial statements for fiscal year 2003.

      Services provided by KPMG during and for the 2002 fiscal year consisted of audit and non-audit related services. These services included the examination of the consolidated financial statements of the Company, the audit of Company's employee benefit plan, and services related to reporting by the Company and its subsidiaries to the Securities and Exchange Commission.

AUDIT AND RELATED FEES

      Audit Fees. The Company paid $87,000 to KPMG for professional services rendered for the audit of the Company's financial statements for fiscal year 2002.

      Financial Information Systems Design and Implementation Fees. There were no fees paid by the Company to KPMG for professional services for financial information systems design and implementation fees rendered to the Company in fiscal 2002.

      All Other Fees. The Company paid $15,000 to KPMG for services other than those described above, including services related to the audit of the company's employee benefit plan and reporting by the Company and its subsidiaries to the Securities and Exchange Commission.

      The Audit Committee has considered whether the provision of the services described above under the headings "Financial Information Systems Design and Implementation Fees" and "All Other Fees" is compatible with maintaining KPMG's independence and determined that it is.

      A representative of KPMG will be present at the Annual Meeting to make a statement if he desires and to respond to appropriate questions presented at the Meeting.

                   SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS
                           AND NOMINATION OF DIRECTORS

      From time to time stockholders present proposals that may be proper subjects for inclusion in the Proxy Statement and for consideration at an annual meeting. Stockholders who intend to present proposals at the 2003 Annual Meeting, and who wish to have such proposals included in the Company's Proxy Statement for the 2003 Annual Meeting, must be certain that such proposals are received by the Company's Secretary at the Company's executive offices, 333 Bayview Avenue, Amityville, New York 11701 not later than June 30, 2003. Such proposals must meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in the Proxy Statement. Stockholders who intend to present a proposal at the 2003 Annual Meeting but who do not wish to have such proposal included in the Company's Proxy Statement for such meeting must be certain that notice of such proposal is received by the Company's Secretary at the Company's executive offices not later than September 13, 2003.

      Pursuant to the Company's by-laws (an exhibit to its 1999 Form 10-K) any nominations for director by a stockholder must be delivered or mailed to and received by the principal executive offices of the Company not less than sixty
(60) days prior to the date of meeting.

                            EXPENSES OF SOLICITATION

      The Company will bear all costs in connection with the solicitation by the Board of Directors of proxies of the Meeting. The Company intends to request brokerage houses, custodial nominees and others who hold stock in their names to solicit proxies from the persons who beneficially own such stock. The Company will reimburse brokerage houses, custodial nominees and others for their out-of-pocket expenses and reasonable clerical expenses. It is estimated that these expenses will be nominal. In addition, officers and employees of the Company may solicit proxies personally or by telephone, telegram or letter; they will receive no extra compensation for such solicitation.

Dated: October 28, 2002                   By Order of the Board of Directors
                                          Richard Soloway
                                          Secretary

                                                                      Appendix A

                          NAPCO SECURITY SYSTEMS, INC.
                             AUDIT COMMITTEE CHARTER

Organization

      There shall be a committee of the board of directors to be known as the audit committee. The audit committee shall have three (3) directors who are independent of the management of the corporation and are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as a committee member.

Statement of Policy

      The audit committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors, and the financial management of the corporation.

Responsibility

      In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.

      In carrying out these responsibilities, the audit committee will:

      - Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the corporation and its divisions and subsidiaries.

      - Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

      - Review with the independent auditors, the company's internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically should review company policy statements to determine their adherence to the code of conduct.

      - Review the internal audit function of the corporation including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

      - Receive prior to each meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

      - Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

      - Provide sufficient opportunity for the internal and independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the corporation's financial, accounting, and auditing personnel and the cooperation that the independent auditors received during the course of the audit.

      - Review accounting and financial human resources and succession planning within the company.

      - Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

      - Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for the purpose if, in its judgement, that is appropriate.


   6/2001

                                                                      Appendix B

                          NAPCO SECURITY SYSTEMS, INC.

                         2002 EMPLOYEE STOCK OPTION PLAN

      1. Purpose of the Plan. This 2002 Employee Stock Option Plan (hereinafter referred to as the "Plan") is intended to encourage ownership of stock of Napco Security Systems, Inc. (hereinafter referred to as the "Corporation") by key employees of the Corporation and its subsidiaries, if any, to attract and retain high caliber personnel upon whose judgment, skill and initiative the success of the Company is dependent and to provide additional incentive for them to promote the success of the Corporation. As used in the Plan, the term "subsidiary" shall have the same meaning as the term "subsidiary corporation" defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code"). Options granted to employees under the Plan may be either incentive stock options ("Incentive Stock Options"), within the meaning of Section 422(b) of the Code, or options that do not constitute Incentive Stock Options.

      2. Scope of the Plan. Three Hundred Forty Thousand (340,000) shares of the Corporation's Common Stock, par value $.01 per share (hereinafter referred to as "Common Stock"), shall be available and reserved for issue under the Plan subject, however, to the provisions of Section 11 hereof. Shares issued under the Plan may be, in whole or in part, as determined by the Committee, authorized but unissued shares of Common Stock or treasury shares. If an option should expire or terminate for any reason without having been exercised in full, the unpurchased shares that were subject thereto shall, unless the Plan shall have terminated, become available for other options under the Plan. Common Stock shall not be issued in respect of an option granted under the Plan unless the exercise of such option and the issuance and delivery of shares of Common Stock pursuant thereto shall comply with all relevant provisions of law, including the Securities Act of 1933, as amended, the rules and regulations thereunder, the Securities Exchange Act of 1934, as amended, the rules and regulations thereunder, and the requirements of any stock exchange upon which the Common Stock may then be listed.

      3. Administration of the Plan. The Plan shall be administered by the Compensation/Stock Option Committee (hereinafter sometimes referred to as the "Committee") of the Board of Directors of the Corporation. The Committee shall be composed of two or more persons who shall be designated by the Board to administer the Plan. Each member of the Committee, while serving as such, shall be a member of the Board and shall be a "non-employee director" within the meaning of Rule 16b-3 under the Securities and Exchange Act of 1934.

            (a) The Committee shall have the full power to grant options under the Plan, to construe and interpret the Plan, and to establish rules and regulations and perform all other acts it believes reasonable and proper, including the authority to delegate responsibilities to others to assist in administering the Plan.

            (b) The determination of those eligible to receive options, and the amount, type and terms and conditions of each Stock Option shall rest in the sole discretion of the Committee, subject to the provisions of the Plan.

      4. Eligibility. Options may be granted only to valued key employees (including officers and directors who are employees) of the Corporation or any subsidiary; provided, however, that no option shall be granted hereunder to any person who owns more than 10% of the Common Stock determined in accordance with the provisions of Section 422(b)(6) of the Code unless the Option meets the requirements of Section 422(c)(5) of the Code.

      5. Option Price. The purchase price to be paid for Common Stock issued pursuant to the exercise of any option granted under the Plan shall be not less than the fair market value of such stock on the date the option is granted as provided in Section 13 hereof (but in no event less than the par value of the Common Stock), and shall not thereafter be subject to reduction except as provided in Section 11 hereof; provided, however, that the purchase price to be paid for Common Stock issued pursuant to an option granted to an individual who, at the time of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation or its subsidiaries, as described in Section 422(b)(6) of the Code, shall, as provided by Section 422(c)(5) of the Code, be not less than 110% of the fair market value of the Common Stock. For purposes under the Plan, the fair market value of a share of Stock on a particular date shall be equal to the last reported sales price of the Common Stock (i) reported by the National Market System of NASDAQ on that date or (ii) if the Common Stock is listed on a national stock exchange, reported on the stock exchange composite tape on that date; or, in either case, if no prices are reported on that date, on the last preceding date on which such price of the Common Stock is so reported. If the Common Stock is traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of Common Stock on the most recent date on which Common Stock was publicly traded. In the event Common Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

      6. Term of Options. The Committee shall establish the term of any option granted under the Plan provided however that no option shall be exercisable after the expiration of 10 years from the date of grant of the option.

      7. Non-Transferability of Options. An option granted under the Plan shall by its terms not be transferable and an option may be exercised, during the lifetime of the holder of the option, only by such holder; provided however, an option may be transferred by will or the laws of descent and distribution, to the estate of a deceased employee, and such option may be exercised by the estate's legal representative within three (3) months of the date of death. More particularly, but without limiting the generality of the foregoing, and subject to the preceding sentence, an option may not be assigned, transferred, pledged, or hypothecated in any way (whether by operation of law or otherwise), and will not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of any option contrary to the provisions of the Plan, and any levy of any attachment or similar process upon an option will be null and void and without effect.

      8. Annual Limitation on Options Granted. To the extent that the aggregate fair market value of stock with respect to which incentive stock options (determined without regard to this subsection) are exercisable for the first time by any individual during any calendar year (under all plans of the Corporation and its subsidiaries) exceeds One Hundred Thousand Dollars ($100,000) (or such other limit as may be in effect from time to time under the Code), such options shall be treated as options which are not incentive stock options.

      9. Exercise of Options. Except as hereinafter provided in this Section 9 and in Section 10, options may be exercised within the year of grant with respect to no more than twenty percent (20%) of the total number of shares of Common Stock subject to such grant. Thereafter, during each succeeding year beginning on an anniversary date, options with respect to an additional twenty percent (20%) of the total number of shares subject to a grant may be exercised. However, no option shall be exercisable after the expiration of the term of the option. Moreover, except as provided herein, an option shall not be exercisable unless the holder thereof shall, at the time of exercise, be an employee of the Corporation or a subsidiary.

            Notwithstanding anything herein to the contrary, such holder's options will vest and become immediately exercisable in full upon a change in control. For purposes of this Plan, a "change in control" shall mean:

                 (i) either (x) any merger or consolidation of the Corporation into or with another corporation, (y) the acquisition by another person, group or entity after the date hereof of beneficial ownership of more than 25% of the Common Stock of the Corporation (such person, group or entity reporting, or being required to report, the acquisition pursuant to Section 13 of the Securities Exchange Act of 1934), or (z) the commencement of a non-issuer tender offer seeking to acquire more than 25% of the Common Stock of the Corporation, or

                 (ii) any sale by the Corporation of substantially all of the assets and business of the Corporation for cash, stock, or any combination thereof, unless, immediately after such sale, the holders of Common Stock of the Corporation immediately prior to such sale own more than 50% or more of the voting capital stock of the acquiring corporation or, if the acquiring person or entity is not a corporation, more than 50% of the voting equity interests of such acquiring person or entity, or

                 (iii) if a majority of Corporation's Board of Directors
            consists of individuals who were not Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are directors of the Corporation as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination.

The purchase price of any shares as to which an option shall be exercised shall be paid in full at the time of exercise. Payment may be made:

                  (i) in United States dollars by good check, bank draft or money order payable to the order of the Corporation; or

                  (ii) at the discretion of the Committee as set forth in the Option grant or at any time prior to the exercise by an Option holder by the transfer to the Corporation of shares of Common Stock owned by the holder of the option having an aggregate fair market value on the date of exercise equal to the purchase price or the portion thereof being paid; or

                  (iii) at the discretion of the Committee and subject to any restrictions or conditions as it deems appropriate (including any restrictions as may be set forth in Rule 16b-3 under the Securities and Exchange Act of 1934), by electing to have the Corporation withhold from the shares issuable on exercise of the option such number of shares of Common Stock as shall have an aggregate fair market value on the date of exercise equal to the purchase price or the portion thereof being paid; or

                  (iv) at the discretion of the Committee by a combination of
                  (i) and (ii) or (i) and (iii) above.

The Committee shall determine the procedures for the use of Common Stock in payment of the purchase price and may impose such limitations and prohibitions on such use as it deems appropriate.

      The holder of an option shall not have any of the rights of a stockholder with respect to the shares covered by his option until such shares shall have been issued to him (as evidenced by the appropriate entry on the books of a duly authorized transfer agent of the Corporation) upon the purchase of such shares upon exercise of the option.

      Any holder who disposes of shares of Common Stock acquired on the exercise of an Incentive Stock Option by sale or exchange either (a) within two years after the date of the grant of the Option under which such shares were acquired or (b) within one year after the acquisition of such shares, shall notify the Corporation in writing of such disposition and of the amount realized upon such disposition promptly after the disposition.

      10. Exercise Upon Cessation of Relationship With Corporation. Except as provided in Sections 7 and 9 above, the right of a holder of an option to exercise such option shall terminate immediately upon voluntary termination of service as an employee or dismissal, disability, retirement, death or otherwise. Option agreements may contain such provisions as the Committee shall approve with reference to the effect of approved leaves of absence.

      11. Adjustments. (a) In the event of a recapitalization, stock split, stock combination, stock dividend, exchange of shares, or a change in the corporate structure or shares of the Corporation, or similar event, the Board of Directors upon recommendation of the Committee shall make appropriate adjustments in the kind or number of shares which may be issued upon exercise of options and in the kind or number of shares issuable upon exercise of options theretofore granted and in the exercise price of such options.

            (b) If the Corporation shall be a party to a merger or consolidation or shall sell substantially all its assets, each outstanding option shall pertain and apply to the securities and/or property which a holder of the number of shares of Common Stock subject to the option immediately prior to such merger, consolidation, or sale of assets would be entitled to receive in such merger, consolidation or sale of assets.

      12. Effectiveness of the Plan. The Plan shall become effective as of October 24, 2002, but shall be subject to approval by the holders of Common Stock at a meeting of stockholders of the Corporation duly called and held no later than twelve months after the date of adoption of the Plan by the Board of Directors.

      13. Time of Granting Options. The date of grant of an option under the Plan shall, for all purposes, be the date on which the Board of Directors makes the determination granting such option; and no grant shall be deemed effective under the Plan prior to such date. Notice of the determination shall be given to each employee to whom an option is so granted within a reasonable time after the date of such grant.

      14. Termination and Amendment of the Plan. The Plan shall terminate ten
(10) years from the date on which it is adopted by the Board of Directors. Prior thereto, the Board of Directors may terminate the Plan at any time; provided, however, that any such termination shall not affect any options then outstanding under the Plan. No options under the Plan may be granted after termination of the Plan.

      The Board of Directors from time to time may make such modifications or amendments of the Plan and, with the consent of the holder of an option, of the terms and conditions of his option, as it shall deem advisable, but may not, without further approval of the stockholders of the Corporation, except as provided in Section 11 hereof (a) increase the maximum number of shares which shall be available and reserved for issue under the Plan, or (b) change the employees or class of employees eligible to receive options, or (c) extend the term of the Plan beyond the period provided in this paragraph.

      Neither the termination nor any modification or amendment of the Plan shall, without the consent of the holder of an option theretofore granted under the Plan, adversely affect the rights of such holder with respect to such option.

      15. Section 16 of the Securities Exchange Act of 1934. It is intended that the Plan and any grant of an option made to a person subject to Section 16 of the 1934 Act meet all requirements of Rule 16b-3. If any provision of the Plan or any such option would disqualify the

      Plan or such option under, or would otherwise not comply with, Rule 16b-3, such provision or option shall be construed or deemed amended to conform to Rule 16b-3.

Dated as of:  October 24, 2002

                                          NAPCO SECURITY SYSTEMS, INC.


                                          By:  /s/ Richard Soloway
                                               ------------------------------
                                               Richard Soloway, President

ATTEST:

By: /s/ Kevin S. Buchel
    --------------------------------------
    Kevin S. Buchel, Senior Vice President

                          NAPCO SECURITY SYSTEMS, INC.
                               333 Bayview Avenue
                           Amityville, New York 11701

                   PROXY - SOLICITED BY THE BOARD OF DIRECTORS

         The undersigned stockholder of NAPCO SECURITY SYSTEMS, INC. hereby appoints Messrs. Richard Soloway and Kevin S. Buchel, and each or either of them, the proxy or proxies of the undersigned, with full power of substitution, to vote as specified on the reverse side all shares of Common Stock of said Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of said Corporation, to be held on Wednesday, December 4, 2002 and at all adjournments of such Meeting, with all powers the undersigned would possess if personally present.

         This Proxy will be voted as specified. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED FOR THE ELECTION OF THE TWO (2) DIRECTORS (ITEM 1); FOR THE ADOPTION OF THE 2002 EMPLOYEE STOCK OPTION PLAN (ITEM 2); AND AS TO ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, THIS PROXY WILL BE VOTED IN THE DISCRETION AND IN THE BEST JUDGMENT OF THE PROXIES. This Proxy may be revoked at any time prior to the voting thereof.

                   (Please date and sign on the reverse side.)

(Continued from the other side)


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

Item 1 - Election of two directors:

         Andrew J. Wilder

          FOR   [ ]     WITHHOLD   [ ]

         Arnold Blumenthal

          FOR   [ ]     WITHHOLD   [ ]

Item 2 - The adoption of the 2002 Employee Stock Option Plan.

FOR [ ]     AGAINST [ ]      ABSTAIN [ ]

                             Dated:
                                   ---------------------------------------------

                                   ---------------------------------------------

                                   ---------------------------------------------
                                    Signature or Signatures

                                    Please sign exactly as your name appears at the left. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles and submit evidence of appointment unless previously furnished to the Corporation or its transfer agent.